Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report on Form 10-K/A (the “Amendment”) of China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”) for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Amendment fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Amendment fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Feng Lan
Feng Lan
Chief Executive Officer and President (Principal Executive Officer) April 30, 2012

By: /s/ Raymond Wang
Raymond Wang
Chief Financial Officer (Principal Financial and Accounting Officer) April 30, 2012

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Amendment or as a separate disclosure document of the Company or of the certifying officers.